CONSULTING AGREEMENT

AGREEMENT made and entered into as of this 24th day of January, 2007 (the "Agreement"), by and between Alpha Nutra, Inc., a Nevada corporation (the “Company”) and Maxim Financial Corporation (the “Consultant”).

WHEREAS, the Company desires to engage the Consultant to provide office-related and financial advisory services and to waive past (i.e. of China Broadband, Ltd.) and future rent for a lease for office space to the Company through December of 2007; and

WHEREAS, the Consultant has agreed to perform such services for the Company on terms and conditions set forth herein;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1. Engagement. The Company agrees to engage the Consultant and the Consultant agrees to provide consulting services to the Company in accordance with the terms hereof.

2. Term. The term of this Agreement shall commence as of January 24, 2007 and shall continue until December 31, 2007.

3. Services. The Consultant shall render office-related services and storage, and financial advisory services to the Company and continue the lease with the Company rent for which shall be waived as set forth herein (the “Services”). In connection with the Services to be rendered by the Consultant, the Consultant shall report to the President of the Company and shall consult with those individuals on behalf of the Company as is necessary in connection with his obligations set forth above.

4. Compensation. In consideration for the services to be provided by the Consultant hereunder, the Company shall grant the Consultant warrants to purchase up to 3,974,800 shares of the Company's common stock at an exercise price equal to $0.60 per share and expiring two years from the date of issuance, substantially in the form annexed hereto as Exhibit “A”. The Consultant hereby acknowledges and agrees that, all or part of the compensation granted hereunder may be forfeited upon the date that the Consultant shall cease to be a consultant to the Company if the Company determines that the Consultant no longer acts as a consultant to the Company as a result of the Consultant's fraud, gross negligence, or willful misfeasance in connection with the rendition and performance of consulting or other services. The Company shall have the power to determine, in its sole discretion exercised in good faith, what constitutes fraud, gross negligence, and willful misfeasance, whether the Consultant has committed such fraud, gross negligence, or willful misfeasance in connection with the rendition and performance of consulting services, and the date as of which any such forfeiture occurs.

5. Costs and Expenses. Subject to prior Company approval, all third party and out-of-pocket expenses that the Consultant shall incur on behalf of the Company in performing services under this Agreement will be the responsibility of Company.

6. Non-Exclusive Services. The Company understands that the Consultant is currently providing certain consulting services to other individuals and entities and agrees that the Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. In addition, the Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by the Consultant.

7. Information Regarding Company. The Consultant represents that he has received any and all information from the Company necessary for him to make an informed decision regarding the acceptance of the Company's securities as compensation under this Agreement and has reviewed all such information with his legal, financial and investment advisors to the extent he deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that the Consultant may lose his entire compensation. The Consultant expressly acknowledges and accepts this risk. The Consultant further represents that he has been afforded the opportunity to discuss the Company with its management. As a result, the Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company.

8. Consultant Not Agent or Employee. Consultant’s obligations under this Agreement consist solely of the services described herein. In no event shall the Consultant be considered to be acting as an agent or employee of the Company or otherwise representing or binding the Company. For the purposes of this Agreement, the Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such affiliates and the Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. The Consultant agrees that all of his work product relating to the services to be rendered pursuant to this Agreement constitutes a "work-for-hire" and shall become the exclusive property of the Company.

9. Power and Authority of Consultant. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company that the Consultant has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to perform this Agreement in the time and manner contemplated;

10. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Consultant from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) suffered or incurred by the Consultant which arise out of this Agreement or the performance by the Consultant of his obligations hereunder, unless, such losses, claims, damages, liabilities or expenses are found by a final determination of a court of competent jurisdiction to have arisen out of negligence, misrepresentation or malfeasance by the Consultant in performing his services hereunder. If for any reason the foregoing indemnification is unavailable to the Consultant, or insufficient to hold the Consultant harmless, then the Company shall contribute to the amount paid or payable by the Consultant as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and the Consultant, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding and inure to the benefit of any respective successors, assigns, heirs and personal representatives of the Company and the Consultant.

(b) The Consultant agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Consultant to enforce any such claim or liability and the Company shall have the right so to participate. The Company's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Consultant to the Company by letter or telegram addressed as set forth above, promptly after the receipt by the Consultant of written notice of such action against the Consultant, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Consultant.

(c) The Consultant agrees to indemnify, defend and hold harmless the Company against any and all losses, claims, damages, expenses and liabilities (including, without limitation attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) suffered or incurred by the Company, which arise out of this Agreement or otherwise out of the performance by the Consultant of his obligations hereunder, unless, such losses, claims, damages, liabilities or expenses are found by a final determination of a court of competent jurisdiction to have arisen out of negligence or malfeasance of the Company. If for any reason the foregoing indemnification is unavailable to the Company, or insufficient to hold the Company harmless, then the Consultant shall contribute to the amount paid or payable by the Company as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and the Consultant, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Consultant under this paragraph shall be in addition to any liability which the Consultant may otherwise have and shall be binding and inure to the benefit of any respective successors, assigns, heirs and personal representatives of the Company and the Consultant.

(d) The Company agrees to give the Consultant an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Consultant shall have the right so to participate. The Consultant’s liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Consultant by letter or telegram addressed as set forth above, promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company.

The provisions of this Section 10 shall survive the termination and expiration of this Agreement.

11. Discharge of Debt. The Consultant hereby agrees that it will discharge and forgive all outstanding indebtedness which the Company owes to the Consultant under that certain office lease from July 2006 through the date hereof. All other expenses shall be paid unless waived by the parties.

12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns. Consultant agrees that he will not assign or transfer this Agreement or his right, title or interest herein, or any compensation due hereunder without the prior written consent of the Company, this Agreement being intended to secure the personal services of the Consultant.

14. Applicable Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the principals of conflicts of law. The Consultant hereby consents to the jurisdiction of the federal and state courts located in the State of New York.

15. Other Agreements. This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

16. Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

17. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
ALPHA NUTRA, INC.

By: ______________________________

CONSULTANT:

MAXIM FINANCIAL CORPORATION

By: ______________________________